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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                Current report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported): May 3, 2002





                                  Pemstar Inc.
             (Exact name of registrant as specified in its charter)


        Minnesota                   000-31223                    44-1771227
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(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)



3535 Technology Drive N.W., Rochester, Minnesota                   55901
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (507) 288-6720
                                                     --------------

                                       N/A
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         (Former name or former address, if changed since last report.)

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Item 5. OTHER EVENTS

         On May 3, 2002, Pemstar Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Smithfield Fiduciary LLC and Citadel Equity Fund Ltd. (together, the "Purchasers"). Pursuant to the Purchase Agreement, the Company agreed to issue and sell, in a private placement, up to $50 million principal amount of 6 1/2% convertible senior subordinated notes (the "Notes") together with related seven-year warrants (the "Warrants") to purchase shares of common stock, par value $.01 per share, of the Company ("Common Stock") to the Purchasers. Unless the Company receives shareholder approval, the Company will not issue Notes in a principal amount which is convertible into more than 5,372,058 million shares of Common Stock.

         The following summary highlights certain material terms of the private placement transaction between the Company and the Purchasers. Because this is a summary, it does not contain all of the information that is included in the transaction documents and, consequently, is qualified in its entirety by the Purchase Agreement, Registration Rights Agreement, Form of Note, Form of Warrant and Rights Agreement Amendment, which are attached as exhibits hereto.

         Each issuance of Notes will be accompanied with a grant to each Purchaser of seven-year Warrants. The Warrants will provide 30% warrant coverage for each sale of Notes, with an exercise price equal to the applicable conversion price of the Notes issued.

         The sale of $5 million principal amount of Notes (the "Series A-1 Notes") and related Warrants is expected to occur not later than May 7, 2002. Under the terms of the Purchase Agreement, the Purchasers will purchase the remaining $5 million of the first series of Notes (the "Series A-2 Notes") upon calculation of the conversion price (as determined below) for the Series A Notes, provided, however, that the Purchasers obligation to purchase the Series A-2 Notes is subject to a minimum conversion price of $6.50.

         The conversion price for the Series A-1 Notes and the Series A-2 Notes, as well as the exercise price for the applicable Warrants, will be equal to 120% of the Market Price (as defined in the next sentence) of the Company's Common Stock. With respect to the Series A-1 and the Series A-2 Notes, the Market Price of the Company's Common Stock will be equal to the arithmetic average of the daily volume weighted average prices of the Common Stock of ten trading days (as selected by the Company) during a fifteen (15) trading day period starting on the third trading day following the sale of the Series A-1 Notes. Transfers of 20,000 shares or more pursuant to individual transactions will not be included in determining the volume weighted average price.

         The Company will issue and sell to the Purchasers up to an additional $30 million principal amount of Notes and related Warrants in installments of up to $10 million principal amount of Notes, provided that the Purchasers obligation to purchase each installment of Notes is subject to maintenance of a minimum conversion price of $7.00 or $7.50, depending upon the installment of Notes. The conversion price for such installments of Notes and the exercise price for the related Warrants is 120% of the applicable Market Price for each installment of Notes. The Market Price for each such installment is the arithmetic average of the daily volume

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weighted average prices of the Common Stock during a ten trading day period (an
"Averaging Period") ending three trading days prior to such issuance. Transfers of 20,000 shares or more pursuant to individual transactions will not be included in determining the volume weighted average price. The Averaging Period for each installment commences on the fourth trading day following the tenth trading day of each prior Averaging Period.

         In the event that the minimum conversion price for any installment of Notes is not met, the Purchasers may elect to purchase all or part of the applicable installment with a conversion price equal to the minimum conversion price. To the extent that the entire principal amount of any installment of Notes is not purchased, such remaining principal amount may be purchased at the conclusion of the next Averaging Period. No subsequent installment of Notes will be issued and sold until the entire principal amount of the prior installment of Notes has been issued and sold. No Series A-2 Notes or subsequent installments of Notes (other than the additional Notes described below) will be sold after December 10, 2002.

         During a five trading day period commencing upon the earlier to occur of the sale of an aggregate of $40 million in principal amount of Notes or December 11, 2002 and ending upon the later of December 18, 2002 and the date which is five (5) trading days after delivery of notice to the Purchasers regarding the remaining principal amount of Notes that may be purchased, the Purchasers will have the option to purchase up to $10 million principal amount of Notes with a fixed conversion price of $9.00 and related Warrants with an exercise price of $9.00 (both as adjusted for any stock splits, stock dividends, stock combinations and other similar transactions and for issuances by the Company of shares of its capital stock at prices below the conversion price of the Notes or the exercise price of the Warrants, as the case may be, after the date of the Securities Purchase Agreement).

         The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, including growth initiatives, capital expenditures and potential acquisitions.

         The maturity date for the Notes is May 1, 2007. The Notes bear interest at a rate of 6.50% per annum, which is payable quarterly in arrears and is payable in cash or shares of Common Stock of the Company at the Company's option. In the event that the Company wishes to pay interest in shares of Common Stock (the "Interest Shares"), certain conditions must be satisfied, including without limitation, advance notice of the Company's intent to pay in Interest Shares must be given, the number of Interest Shares to be issued must be determined by dividing the amount of interest by 95% of the arithmetic average of the daily volume weighted average price of the Common Stock over a five trading day period preceding the payment date, a registration statement covering the resale of the Interest Shares must be in effect and the Company must have received the approval of its shareholders to issue the Interest Shares.

         The Notes and Warrants include provisions for adjustment of the conversion or exercise price, as the case may be, and the number of shares issuable upon a conversion or exercise in the event of stock splits, stock dividends, reverse stock splits, and issuances by the Company of shares of its capital stock at prices below the conversion price of the Notes or the exercise price of the Warrants, as the case may be.

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         At any time after November 1, 2003 and prior to May 1, 2005, the
Company may redeem all or a portion of all outstanding Notes, on at least 20 but not more than 65 trading days' notice at a provisional redemption price of par plus accrued and unpaid interest and a payment equal to the amount of interest which would accrue if the Notes were outstanding until May 1, 2005 if, among other things: (i) a registration statement covering resales of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants is effective and is expected to remain effective and available for use for the 30 days following the provisional redemption date and (ii) the daily volume weighted average price of the Common Stock equals or exceeds 200% of the applicable Conversion Price (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions) for at least 20 trading days in any consecutive 30 day trading period ending on the trading day prior to the date of delivery of notice of the provisional redemption. After May 1, 2005, the Company may redeem all outstanding Notes, on at least 20 but not more than 65 trading days' notice at a provisional redemption price of par plus accrued and unpaid interest.

         The Purchasers have the right to cause the Company to redeem any or all of the outstanding Notes in cash at a redemption price of 120% of the principal amount to be redeemed, plus accrued but unpaid interest during the ten trading day period following each of July 1, 2004 and May 1, 2006.

         Upon a Change of Control of the Company, the Purchasers may require the Company to repurchase any or all of the outstanding Notes in cash at a price equal to the repurchase price described below, plus accrued but unpaid interest to the repurchase date. The repurchase price is 116% of the principal amount for the period until May 1, 2003, 112% of the principal amount from May 1, 2003 to May 1, 2004, 108% of the principal amount from May 1, 2004 to May 1, 2005, 106% of the principal amount from May 1, 2005 to May 1, 2006, and 104% of the principal amount from May 1, 2006 until maturity.

         The Company is required by a Registration Rights Agreement entered into with the Purchasers to file a registration statement with the Securities and Exchange Commission to register for resale the shares of Common Stock issuable upon conversion of the Notes, payment of interest upon the Notes and exercise of the Warrants. In the event the registration statement does not become effective within certain specified time periods, the Company will be required to pay to the Purchasers certain penalty payments.

         The Company amended a certain Rights Agreement dated as of August 11, 2000, between the Company and the Rights Agent, to include each Purchaser in the definition of Exempt Person under such Rights Agreement until such time as an individual Purchaser (A) directly or indirectly becomes the beneficial owner of Common Stock other than Common Stock received (i) as a result of any conversion or redemption of the Notes, (ii) upon exercise of the Warrants, (iii) as a result of the payment of any interest on the Notes in Common Stock or (iv) otherwise pursuant to the Purchase Agreement or (B) participates in any group within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended, unless such group has publicly stated that such ownership is for investment purposes only.

         A placement fee of 6.125% of the consideration received for the transaction plus expenses will be paid to the Company's placement agent, Lehman Brothers Inc.

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         Also attached hereto is a copy of the Company's press release announcing the execution of definitive agreements related to the private placement.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

         4.1      Form of Initial Notes.

         4.2      Form of Subsequent Notes.

         4.3      Form of Additional Notes.

         4.4      Form of Warrants.

         4.5 Rights Agreement Amendment by and between the Company and Wells Fargo Bank Minnesota, N.A. dated May 3, 2002.

         10.1 Purchase Agreement by and among the Company and the Purchasers dated May 3, 2002.

         10.2     Schedules to the Purchase Agreement attached as Exhibit 4.1.

         10.3 Registration Rights Agreement by and among the Company and the Purchasers dated May 3, 2002.

         99.1 Press release announcing the execution of definitive agreements related to the private placement.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2002

                                    PEMSTAR INC.



                                    By: /s/ Al Berning
                                        ----------------------------------------
                                        Allen J. Berning
                                        Chairman, Chief Executive Officer and
                                        President